AMENDMENT NO. 1 TO SEVERANCE BENEFITS AGREEMENT

THIS AMENDMENT NO. 1 TO SEVERANCE BENEFITS AGREEMENT (the “Amendment”) is entered into as of the 1st of August, 2014, between The Laclede Group, Inc., a Missouri corporation (“Laclede” or the “Company”), and Suzanne Sitherwood (“Executive”).

WHEREAS, the above-named parties in 2011 entered into that certain Severance Benefits Agreement to assure the Company that it will have the continued dedication of Executive, including the availability of her advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company, and to induce Executive to remain in the employ of the Company; and

WHEREAS, the parties desire to amend the Severance Benefits Agreement to continue the Term to January 1, 2015 in accordance with the terms and conditions set forth hereinbelow.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1.Section 1(a) of the Severance Benefits Agreements is hereby amended by deleting “August 31, 2014” and replacing it with “December 31, 2014.”

2.All capitalized terms not specifically defined in this Amendment shall have the same meaning assigned to them in the Severance Benefits Agreement.

3.    Except as expressly amended herein, the Severance Benefits Agreement shall remain in full force and effect according to the terms and conditions thereof.

4.    This Amendment may be executed in any number of counterparts, which together will constitute a fully executed agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

THE LACLEDE GROUP, INC.

By: /s/ Edward L. Glotzbach	/s/ Suzanne Sitherwood
Name: Edward L. Glotzbach	Suzanne Sitherwood
Title: Chair, Compensation Committee

ATTEST:
/s/ Mary C. Kullman
Corporate Secretary